EXHIBIT 10.49

                             EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1998, by and between RAILTEX, INC., a Texas corporation (the "Company"), and BRUCE M. FLOHR (the "Employee").

      1. PREAMBLE: The Employee founded the Company and currently serves as its Chief Executive Officer ("CEO") and Chairman of the Board. The Employee is now desirous of reducing his daily management responsibilities of the Company, and the Company and the Employee are now desirous of the Company hiring another CEO; however, the Company and the Employee are also desirous of retaining the Employee's advice and services, on the terms and conditions set forth below, through August 31, 2004. Accordingly, in consideration of the covenants and agreements hereinafter set forth and the mutual benefits to be derived therefrom, the Company and the Employee hereby agree to the following provisions.

      2.   EMPLOYMENT:

            2.1 The Company hereby agrees to employ the Employee, and the Employee does hereby accept employment with the Company and agrees to serve the Company, in the capacities, for the term and subject to and upon the terms and conditions as herein contained.

            2.2 During the term of the Employee's employment with the Company, as set forth below, the Employee's duties shall be as follows:

                  (a) for the period from the employment of a new CEO until
            August 31, 1999, the Employee shall provide orientation and introductions of the new CEO, coordinate the Company's Brazilian investment activities and maintain industry relations, all with the concurrence of the CEO as to strategy, direction and financial commitment, and the Employee shall provide such consulting and other services as may be delegated by the Board; and

                  (b) for the period from September 1, 1999, until the end of the term hereof, the Employee shall provide such consulting, industry relations and other services as may be delegated by the Board.
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     3.   TERM:

            3.1 The term of the Employee's employment hereunder shall be for the period from the date of this Agreement through August 31, 2004, subject to earlier termination only as provided for in Section 9 hereof.

     4.   DUTIES:

            4.1 In performing the services required by this Agreement, the Employee shall use his best efforts, skills, and abilities.

            4.2 The Employee shall be required to perform such other duties as may be designated from time to time by the Board of Directors.

            4.3 Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Employee shall in no event be assigned any services or duties, or be expected to perform any services or duties, that require the Employee to work, in the aggregate, (i) from January 1, 1998, through August 31, 1999, more than eight (8) hours per business day or forty (40) hours per calendar week, or (ii) thereafter, more than eight (8) hours per business day or fifteen (15) hours per calendar week. However, nothing in the foregoing shall preclude the Employee, at the Employee's option, from spending more time than set forth above in the performance of the services and duties required under this Agreement. All such additional time spent by the Employee shall be without additional compensation from the Company, unless previously agreed to in writing by the Company.

     5.   COMPENSATION:

            5.1 In addition to such other compensation as the Company may from time to time determine to pay for services rendered and to be rendered by the Employee to the Company, the Company shall pay the Employee, and the Employee hereby agrees to accept as compensation for all services rendered hereunder, a salary at the monthly rates for the periods set forth below, less applicable deductions required by law. The applicable monthly salary shall be payable on the last business day of each month during the periods set forth below:

            PERIOD                        APPLICABLE MONTHLY SALARY

     01-01-98 to 08-31-99                        $29,166.67

     09-01-99 to 08-31-04                        $  8,333.33

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Beginning on September 1, 1999 and on each September 1 during the Term of this
Agreement ("Adjustment Date"), the Applicable Monthly Salary shall be increased by one-hundred percent (100%) of the percentage of increase, if any, shown by the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup "All Items," entitled "Consumer Price Index, Urban Wage Earners and Clerical Workers (Revised Series) U.S. City Average (1982-1984 =
100) (Index), for the month immediately preceding the Adjustment Date as compared with the Index for December 1997. The Company shall calculate the amount of this increase in Applicable Monthly Salary after the United States Department of Labor publishes the statistics on which the amount of the increase is based.

      In addition, the Applicable Monthly Salary payable hereunder, commencing September 1, 1999 shall be paid through RailTex Service Co., Inc. so as to qualify such payments for railroad retirement benefits.

      5.2 The Employee shall continue to be entitled to participate under the Company's 401(k) plan pursuant to its terms, as it may be amended from time to time by the Company; however, except as expressly set forth in this Agreement, it is not contemplated that the Employee shall receive any additional grants, awards or payments as an employee after the date hereof under the Company's 1993 Stock Plan, as amended, or under any other incentive compensation program or plan of the Company and it is not contemplated that the Employee shall receive any additional cash compensation for serving as a director during the term of the Employee's employment with the Company; provided, however, after September 1, 1999, the Employee will receive the same stock and other non-cash compensation paid to directors of the Company.

     6.   INSURANCE:

      6.1 The Company agrees to provide to the Employee the opportunity to participate in health, disability and life insurance plans to the extent made available by the Company to other executive employees on the same terms and conditions as such other employees.

      6.2 The Company agrees that, in addition to any group life insurance plan in which the Employee may be able to participate under Section 6.1, it shall maintain, at its expense and subject to a lien in the Company's favor for all premiums paid by the Company, a Nine Hundred Ten Thousand Eight Hundred Ninety Dollars ($910,890.00) split dollar life insurance contract (No.9761871) with Mass Mutual on the Employee's life, payable to the Employee's estate and/or beneficiaries as designated by the Employee. The Company may obtain additional life insurance on the Employee payable to the benefit of the Company, and the Employee agrees to cooperate in the obtaining of any such insurance.

     7.   VACATION; OFFICE; SECRETARIAL SERVICES; CAR; EXPENSES:

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      7.1 During each twelve month period that the Employee is employed by the
Company, the Employee shall be entitled to six (6) weeks paid vacation, which shall be taken and scheduled by the Employee as the Employee shall deem desirable. Any vacation time not taken during any twelve month period, or upon the termination of the Employee's employment pursuant to this Agreement, shall be forfeited.

      7.2 During the term of this Agreement, the Company shall provide the Employee with office space at the Company's main offices in San Antonio, Texas, secretarial services (as needed), luncheon club dues reimbursement, financial planning services and an automobile, which shall be comparable to the automobile currently provided to him by the Company.

      7.3 Upon presentation of expense statements or vouchers and such other supporting information as it may from time to time request, the Company shall pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in connection with the performance of his services under this Agreement. The Employee shall provide annually to the Company, during the Company's normal budgeting process, an estimate of the expenses he anticipates he will incur for the next fiscal year. Expenses shall be reasonable and customary for performing "duties."

     8.   SEVERANCE:

      8.1 If this Agreement is terminated pursuant to Section 9.1(a) or 9.1(d), then all compensation payable to the Employee pursuant to Section 5 shall cease as of the effective date of such termination.

      8.2 If this Agreement is terminated pursuant to Section 9.1(b) or 9.2, the Employee shall be entitled to receive from the Company the next six (6) months' salary from the time of such termination payable, at the Employee's option, in either (i) six (6) monthly installments from the effective date of such termination or (ii) a lump sum payment upon the effective date of such termination.

      8.3 If this Agreement is terminated pursuant to Section 9.1(c), the Employee shall be entitled to receive from the Company:

            (a) a lump sum payment on the date of such termination in an amount equal to all amounts then unpaid pursuant to Section 5.1, without regard to the monthly payment schedule contained in Section 5.1 but after making the applicable deductions required by law as set forth in Section 5.1.

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            (b) for the remaining period of the term of the Employee's employment with the Company if this Agreement had not been terminated pursuant to Section 9.1 (c) (the "Continuation Period"), the Company will arrange to provide the Employee with employee benefits that are welfare benefits (but not stock option, performance share, performance unit, stock purchase, stock appreciation or similar compensatory benefits) substantially similar to those that the Employee was receiving or entitled to receive immediately prior to the termination date) required to be provided pursuant to Section 6.1 above, including, but not limited to, health care, dental, group life and group long-term disability benefits, and the term life equivalent benefit for any split-dollar insurance program. If and to the extent that any benefit described in this Paragraph
      (b) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Employee, his dependents and beneficiaries, of such employee benefits. Notwithstanding the foregoing, or any other provision of this Agreement, for purposes of determining the period of continuation coverage to which the Employee or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company's medical, dental and other group health plans, or successor plans, the Employee's "qualifying event" shall be the termination of the Continuation Period and the Employee shall be considered to have remained actively employed through that date. Employee benefits otherwise receivable by the Employee pursuant to this Paragraph (b) will be reduced to the extent comparable welfare benefits are actually received by the Employee from another employer during the Continuation Period following the Employee's termination date, and any such benefits actually received by the Employee shall be reported by the Employee to the Company.

            (c) the Company will convey title to the Company car then being used by the Employee to the Employee without additional consideration therefor.

            (d) in addition, notwithstanding anything in this Agreement to the contrary, the Employee shall be entitled to receive the amounts required to be paid the Employee pursuant to the terms set forth on Exhibit "A" attached hereto.

      8.4 If this Agreement is terminated pursuant to Section 9.1(e), the Employee shall be entitled to receive from the Company the remaining amounts due the Employee pursuant to Section 5.1 as if the Agreement had not been terminated, which payments shall be made in accordance with the monthly payment schedule contained in Section 5.1 but after making the applicable deductions required by law as set forth in Section 5.1. In addition, notwithstanding anything in this Agreement to the contrary, the Employee shall be entitled to receive the amounts required to be paid the Employee pursuant to the terms set forth on Exhibit "A" attached hereto

     9.   TERMINATION:

      9.1 This Agreement and the employment of the Employee hereunder shall terminate on the first to occur of the following events or conditions:

            (a) The  expiration  of the term  specified  in  Section 3 hereof;
      or

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            (b) The death or total and permanent disability of the Employee (as defined in the Company's Long-Term Disability Benefit Plan available to senior executive officers at the time the Employee's disability is incurred) ("Permanent Disability"); or

            (c) A change of control, which shall be deemed to have taken place upon, and only upon, the occurrence of any of the following events:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended)(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the then outstanding securities entitled to voted generally in the election of directors (the "Voting Stock") of the Company; provided, however, that for purposes of this Section 9, the following acquisitions of Voting Stock of the Company shall not constitute a change of control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), the consideration for which constitutes principally of property other than cash, (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity in which the Company directly or indirectly owns 50% or more of the outstanding Voting Stock (a "Subsidiary"); or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination, as defined below, that complies with clauses (A), (B) and (C) of Section 9(c)(iii) below; or

                        (ii) individuals who, as of the date hereof, constitute
                  the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; or

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                        (iii) consummation of a reorganization, merger or
                  consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                        (iv) approval by the shareholders of the Company of a
                  complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses
                  (A), (B) and (C) of Section 9(c)(iii) above; or

                  (d) The Employee's providing written notice to the Company of his voluntary resignation from employment with the Company.

                  (e) The termination of the Employee from employment with the
            Company by the Company "without cause". For purposes of this Agreement, the term "without cause" shall mean for any reason not specified in Section 9.1 (a),(b),(c) or (d) or in Section 9.2 hereof. In addition, if during the term of this Agreement the Employee is not reelected a director of the Company or is not elected as Chairman of the Board of the Board, the Employee may, as his option, terminate his employment with the Company and such termination shall be considered as a termination by the Company without cause. Also, the Employee will be treated for purposes of this Agreement as having been terminated by the Company "without cause" if during the Term the Employee terminates his employment with the Company prior to termination for cause for any of the following reasons (each, a "Good Reason"): without the Employee's written consent, the Company has breached any material provision of this Agreement and within 30 days after notice thereof from the Employee, the Company fails to cure such breach.

            9.2 The Board of Directors of the Company may elect to terminate the employment of the Employee hereunder for "cause". "Cause" means that, prior to any termination pursuant to this Section 9.2, the Board of Directors determines that:

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                  (a)  The  Executive  has  been   convicted  by  a  court  of
            competent jurisdiction of the commission of a felony;

                  (b) The Executive has willfully and continuously failed to perform material assigned duties after written notice from the Board of Directors of such failure and the Executive fails to cure such failure within a reasonable period after receipt of such notice;

                  (c) the Employee engaged in willful misconduct that is
            materially injurious to the Company or any Subsidiary; or

                  (d) the Employee intentionally and wrongfully disclosed secret processes or confidential information of the Company or any Subsidiary.

      Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for "Cause" hereunder unless and until, in the case of termination pursuant to Section 9.2(b), there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board (excluding the Employee) then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel (if the Employee chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Employee or his beneficiaries to contest the validity or propriety of any such determination.

    10. INDEMNIFICATION: The Company hereby agrees to indemnify and hold harmless the Employee against any liability, cost or expense arising out of the Employee's association with the Company to the full extent legally permissible under the Texas Business Corporation Act, as such act may be amended from time to time. Solely in consideration for the Company's agreement to indemnify and hold harmless the Employee pursuant to this Section, after the termination of the Employee's employment with the Company the Employee agrees to fully assist, consult and cooperate in good faith with the Company, as requested by the Company, in connection with (i) any pending or threatened or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether the Employee is a named or threatened party to such action, suit or proceeding, (ii) any appeal in such an action, suit or proceeding, and (iii) any inquiry or investigation that could lead to such an action, suit or proceeding.

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    11. COVENANT NOT TO COMPETE: As an independent covenant, the Employee further agrees to refrain during his employment by the Company and for a period of one (1) calendar year thereafter, without written permission from the Company, from becoming interested in any way in the business of owning, leasing or operating freight railroads or freight cars as an employee, consultant, partner, proprietor, director or in any other capacity, except as a "passive" shareholder of the publicly-traded corporation, with the further understanding that the Employee shall not own more than one percent (1%) of any class of capital stock of such a publicly-traded corporation without advance approval of the Board of Directors of the Company, which may be withheld for any reason whatsoever ; provided, however, nothing herein shall prevent Employee from serving as a director of or consultant to Harmon Industries.

      The parties agree that this covenant is supported by (independent) valuable consideration and because of the nature of the business of the Company is reasonable in its limitation as to time and scope of activity and that even though no geographic area is specified since the Company's operations are, will be, and/or may be worldwide no such geographic limitation is possible and that such covenant is absolutely necessary to protect the good will and/or other legitimate business interests of the Company. The parties specifically agree that the provisions of said covenant are in complete and absolute compliance with Section 15.50, subchapter E of Chapter 15, Texas Business and Commerce Code.

    12. ACTION BY COMPANY: Any action by the Company or the Board of Directors under this Agreement shall be approved by a majority of the members of the Board of Directors of the Company, not including the Employee.

    13. AGREEMENT NOT TO LIMIT REMEDIES: The terms and provisions of this Agreement shall not be construed as any limitation upon the remedies the Company might have at law or in equity in the absence of this Agreement. The Employee hereby represents to the Company that he is aware of no legal obligation inconsistent with the terms of this Agreement or with the Employee's undertaking of his employment with Company.

    14. SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any corporate successor by merger or consolidation, and as used herein, the term "Company" shall include any such successors or assigns. As used herein, the term "Company" shall mean the Company and any corporate subsidiary or affiliated Company.

    15. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties relating to and supersedes all prior oral or written agreements relating to the subject matter hereof, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

    16. NOTICE: Any notice or request required or permitted under this Agreement shall be in writing and given or made by postage paid, registered or certified mail, return receipt requested, addressed to the Company at its then principal place of business, or the Employee at his address last given to the Company, or to either party hereto at such other address last given to the Company, or to either party hereto at such other address or addresses as such party may from time to time specify for such purpose in a notice similarly given to the other party.

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    17. APPLICABLE LAWS: This Agreement is made and is to be performed in the
State of Texas and shall be construed and enforced in accordance with the laws of the State of Texas.

    18. INJUNCTIONS: The parties hereby acknowledge and agree that the Company may be irreparably damaged in the event that Section 11 of this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of Section 11 of this Agreement by the Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

    19. ARBITRATION: Any and all claims, disputes, or controversies arising out of or related to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association then in existence. Such arbitration shall be conducted by a single arbitrator in San Antonio, Texas.

    20. SURVIVABILITY: The representations, warranties, covenants and agreements set forth in Sections 8, 10, 11, 13, 18, 19, 20 and 21 shall survive the termination of this Agreement.

    21. LEGAL FEES AND EXPENSES: It is the intent of the Company that the Employee not be required to incur legal fees and the related expenses associated with the negotiation, interpretation, enforcement or defense of the Employee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Consequently, the Company shall pay the reasonable legal fees and related expenses of the Employee in the negotiation of this Agreement. Additionally, if it should appear to the Employee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Employee the benefits provided or intended to be provided to the Employee hereunder, the Company irrevocably authorizes the Employee from time to time to retain counsel of the Employee's choice, at the reasonable expense of the Company as hereafter provided, to advise and represent the Employee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between the Employee and such counsel. Without respect to whether the Employee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable attorneys' and related fees and expenses incurred by the Employee in connection with any of the foregoing; provided that, in regard to such matters, the Employee has not acted in bad faith or with no colorable claim of success.

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    22. OPTION TO PURCHASE THE EMPLOYEE'S STOCK: In the event the Employee should die during the term of this Agreement, the Employee grants the Company the option to purchase, within ninety (90) days of the Employee's death, any and all of shares of Common Stock, par value $.10 per share, of the Company owned by the Employee at the time of the Employee's death, including the Employee's right to acquire shares of Common Stock under any stock option (collectively, the "Employee's Shares"). The purchase price for the Employee's Shares shall be the average of the high and low trading prices of the Company Common Stock on NASDAQ during the twenty (20) consecutive trading days immediately preceding the Employee's death. In order to exercise such option, the Company must give the Employee's estate written notice of the Company's intent to purchase such shares prior to the expiration of the ninety (90) day period. Closing of the purchase shall take place within ten (10) business days after the Company has given written notice that it intends to exercise its option to purchase the Employee's Shares. At closing, the Company shall pay the Employee's Estate cash, or the equivalent thereof, for the Employee's Shares.


    23. ACKNOWLEDGMENT: IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunder duly authorized, and the Employee has hereunder set his hand, all of the day and year first written.

                                    RAILTEX, INC.




                                    BY:_________________________________
                                    Its:________________________________


                                    EMPLOYEE



                                    ____________________________________
                                    Bruce M. Flohr

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                                 EXHIBIT "A"

                  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

(a) Anything in this Agreement to the contrary notwithstanding, but subject to paragraph (h), in the event that Section 8.3 or Section 8.4 of this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this exhibit) or distribution by the Company or any of its affiliates to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.
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(b) Subject to the provisions of paragraph (f), all determinations required to be made under this exhibit, including whether an Excise Tax is payable by the Employee and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Employee and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Employee in his sole discretion. The Employee shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Employee within 30 calendar days after the date of the termination of the Employee's employment pursuant to Section 8.3 of this Agreement, if applicable, and any such other time or times as may be requested by the Company or the Employee. If the Accounting firm determines that any Excise Tax is payable by the Employee, the Company shall pay the required Gross-Up Payment to the Employee within five business days after receipt of such determination and calculations with respect to any Payment to the Employee. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall, at the same time as it makes such determination, furnish the Company and the Employee an opinion that the Employee has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to paragraph (f) and the Employee thereafter is required to make a payment of any Excise Tax, the Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Employee as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Employee within five business days after receipt of such determination and calculations.

(c) The Company and the Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by paragraph (f). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Employee.

(d) The federal, state and local income or other tax returns filed by the Employee shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Employee. The Employee shall make proper payment of the amount of any Excise Payment and, at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Employee's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Employee shall within five business days pay to the Company the amount of such reduction.

(e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by paragraph (b) shall be borne by the Company. If such fees and expenses are initially paid by the Employee, the Company shall reimburse the Employee the full amount of such fees and expenses within five business days after receipt from the Employee of a statement therefor and reasonable evidence of his payment thereof.

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
(f) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten business days after the Employee actually receives notice of such claim and the Employee shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Employee). The Employee shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

(i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order to effectively contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Employee, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this paragraph (f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Employee may participate therein at his own cost and expense) and may, at its option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Employee to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Employee on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(g) If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph (f), the Employee receives any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of paragraph (f) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph (f), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Employee pursuant to this paragraph (f).

(h) Notwithstanding any provision of this Agreement to the contrary, if (i) but for this sentence, the Company would be obligated to make a Gross-Up Payment to the Employee, (ii) the aggregate "present value" of the "parachute payments" to be paid or provided to the Employee under this Agreement or otherwise does not exceed 1.15 multiplied by three times the Employee's "base amount," and (iii) but for this sentence, the net after-tax benefit to the Employee of the Gross-Up Payment would not exceed $50,000 (taking into account both income taxes and any Excise Tax) as compared to the maximum net after-tax benefit to the employee of parachute payments the present value of which is not equal to or greater than three times the Employee's base amount, then the payments and benefits to be paid or provided under this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any payment or benefit to the Employee, as so reduced, constitutes an "excess parachute payment." For purposes of this paragraph (h), the terms "excess parachute payment" "present value," "parachute payment," and "base amount" will have the meanings assigned to them by Section 280G of the Code. The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence will be made at the expense of the Company, if requested by the Employee or the Company, by the Accounting Firm. The fact that the Employee's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph (h) will not of itself limit or otherwise affect any other rights of the Employee other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this paragraph (h), the Employee will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph (h). The Company will provide the Employee with all information reasonably requested by the Employee to permit the Employee to make such designation. In the event that the Employee fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

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